CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated November 29, 2024, relating to the financial statements and financial highlights of Bluerock Total Income + Real Estate Fund, which are included in Form N-CSR for the year ended September 30, 2024, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

January 24, 2025